UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: , 816.860.5088

Investor Relations Contact: Abby Wendel, 816.860.1685

UMB Financial Corporation Announces a $0.185 Quarterly Cash Dividend

Kansas City, Mo. (January 26, 2010) - UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, declared the quarterly dividend during the company's quarterly Board of Directors meeting. The company announced a $0.185 quarterly cash dividend, payable on April 1, 2010 to shareholders of record at the close of business on March 11, 2010.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 135 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBFinancial.

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